UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2012

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

AmBase Corporation ("AmBase" or the "Company") announced that the Company's Board of Directors has appointed Ms. A. Halloran to the Company's Board of Directors, effective as of August 31, 2012.  Ms. A. Halloran was also appointed as a member of the Company' Accounting and Audit Committee.

Ms. A. Halloran is to be paid a director's fee to be commensurate with the Company's policy for Compensation of Directors as set forth in the Company's 2012 Proxy Statement as filed with the Securities and Exchange Commission as of March 29, 2012.  Currently, each director of the Company is paid an annual fee of $9,000.  In addition each Chairperson and/or Co-Chairperson of a Board committee is paid an additional fee of $1,000 per year and after four (4) Board and/or committee meetings, each director is to be paid a $500 per meeting attendance fee.  Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee.

Ms. A. Halloran is a managing member of BARC Investments, LLC, which currently owns 16,000,000 shares of AmBase Corporation common stock.  Ms. A. Halloran is the daughter of Mr. Richard A. Bianco, the Company's Chairman, President and Chief Executive Officer.

Item 8.01. OTHER INFORMATION

AmBase Corporation ("AmBase" or the "Company") is pleased to announce that there is a signed settlement agreement in the Supervisory Goodwill legal proceedings between AmBase, the Federal Deposit Insurance Corporation–Receiver ("FDIC-R") and the Department of Justice ("DOJ") on behalf of the United States of America (the "United States") (the "Settlement Agreement").

The Settlement Agreement provides for the payment by the United States directly to AmBase of $180,650,000 (one hundred and eighty million, six hundred and fifty thousand dollars) along with a federal tax gross-up, and includes other terms as set forth in the Settlement Agreement. The Settlement Agreement is subject to approval by the United States Court of Federal Claims (the "Court of Federal Claims). The payment of the Settlement Agreement proceeds by the United States to AmBase is to be paid in a lump sum pursuant to a timetable as provided for in the Settlement Agreement.

The Board of Directors of AmBase is considering a plan, which is subject to various economic, financial, business, tax, accounting, regulatory, legal and administrative considerations, to declare and pay a special cash dividend of between $1.50 and $2.00 per share of common stock possibly prior to the end of calendar year 2012.

A copy of the executed Settlement Agreement is provided as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ Richard A. Bianco
Richard A. Bianco
Chairman, President and Chief Executive Officer
AmBase Corporation
Date: August 31, 2012

EXHIBIT INDEX

Exhibit                                                                                                          Description

99                                                                                           Executed Settlement Agreement